FORM 8-K

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): October 24, 1997


                                  HOME BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Indiana                          0-22376             35-1906765
-------------------------------           ------------       -------------------
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)

    132 East Berry Street, P.O. Box 989
    Fort Wayne, Indiana                                         46801-0989
 ---------------------------------------                        ----------
 (Address of principal executive offices)                       (Zip Code)


                                 (219) 422-3502
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   Other Events.

          Attached  Press  Release  Relative  to  Home  Bancorp  Declaring  Cash
          Dividend

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                           HOME BANCORP
                                                        ------------------
                                                           (Registrant)


                                                        /s/W. Paul Wolf
Date:   October 24, 1997                                ---------------
                                                        W. Paul Wolf
                                                        Chairman, President, CEO

                                  NEWS RELEASE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Home Bancorp                                       Date         October 24, 1997
                                                   -----------------------------
132 EAST BERRY STREET o  P.O. BOX 989              Contact       W. Paul Wolf
                                                   --------------------------
FORT WAYNE, INDIANA 46801-0989
PHONE:  (219) 422-3502
FAX:  (219) 426-7027

                                  HOME BANCORP
                             Declares Cash Dividend



FORT WAYNE, Indiana, -- October 24, 1997 -- The Board of Directors of Home Bancorp (Nasdaq: HBFW) has declared a cash dividend of $0.05 per share of outstanding common stock; it was announced by W. Paul Wolf, Chairman and Chief Executive Officer. The dividend will be paid November 25, 1997 to shareholders of record on November 4, 1997. This is the seventh consecutive quarterly dividend declared by HBFW.

Home Bancorp acquired all of the shares of Home Loan Bank fsb upon its conversion from a mutual to a stock savings bank effective March 29, 1995. The Corporation sold 3,303,178 shares of common stock at $10.00 per share. Home Bancorp assets were $335 million at June 30, 1997 with net loans receivable of $272 million and the deposits consisted of $288 million.

Home Loan Bank, a community bank and member of FDIC, serves northeastern Indiana through its nine (9) retail banking offices located in Fort Wayne, New Haven and Decatur, Indiana.

/contact:  W.  Paul  Wolf,  President  of  Home  Bancorp,  219-422-3502,   (Fax:
219-426-7027)/






                       Holding Company for Home Loan Bank